UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 7, 2018, pdvWireless, Inc., a Delaware corporation (the “Company”), held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  Of the 14,509,370 shares of the Company’s common stock outstanding as of the record date, 12,656,991 shares, or 87.23%, were represented at the Annual Meeting either in person or by proxy.

In accordance with the Company’s Bylaws, the presence of the holders of at least a majority of the outstanding shares of common stock at the Annual Meeting, whether in person or by proxy, constituted a quorum for the transaction of business at the Annual Meeting.  “For,” “Withheld,” “Against,” “Abstentions” and “Broker Non-Votes” were each counted as present at the Annual Meeting for purposes of determining the presence of a quorum.  “Broker Non-Votes” are shares held in street name by brokers, banks or other nominees who were present in person or represented by proxy at the Annual Meeting, but which were not voted on a proposal because the brokers, banks or nominees did not have discretionary authority with respect to that proposal and they had not received voting instructions from the beneficial owner prior to the Annual Meeting.  The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm.  The remaining proposal, the election of directors, is considered to be a non-routine matter.

Under the Company’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, in an uncontested election, directors are elected by the vote of a majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes “WITHHELD” for that director nominee.  “ABSTENTIONS” and “BROKER NON-VOTES” are not considered to be votes cast “FOR” or “WITHHELD” for any director nominee, and therefore had no effect on the outcome of this proposal. Approval of the ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.  ”ABSTENTIONS” are not considered to be votes cast, and as a result, had no effect on the outcome of this proposal.

A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 29, 2018. The number of votes cast “FOR”, “WITHHELD” or “AGAINST” and the number of “ABSTENTIONS” and “BROKER NON-VOTES” with respect to each matter voted upon at the Annual Meeting are set forth below.

(1)Election of Directors.  The Company’s stockholders elected Brian D. McAuley, Morgan E. O’Brien, T. Clark Akers, Rachelle B. Chong, Greg W. Cominos, Mark Hennessy, Singleton B. McAllister and Paul Saleh as directors, to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  Each director nominee received more “FOR” votes than “WITHHELD” votes.  The following table shows the number of votes cast “FOR” or “WITHHELD” and the number of “BROKER NON-VOTES” for each nominee:

Withh
Director	For	Withheld	Abstentions	Broker Non-Votes
Brian D. McAuley	12,107,828	6,210	4,271	538,682
Morgan E. O’Brien	12,108,079	5,959	4,271	538,682
T. Clark Akers	12,097,670	5,959	14,680	538,682
Rachelle B. Chong	12,098,399	5,100	14,810	538,682
Greg W. Cominos	12,098,399	5,100	14,810	538,682
Mark Hennessy	10,386,268	1,717,231	14,810	538,682
Singleton B. McAllister	12,098,449	5,050	14,810	538,682
Paul Saleh	10,386,268	1,717,231	14,810	538,682

(2)Ratification of Auditors.  The Company’s stockholders ratified the appointment of Grant Thornton LLP, with the approval of 87.2% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” submitted on this proposal:

For	Against	Abstentions
12,651,594	807	4,590

No other items were presented for stockholder approval at the Annual Meeting.

 Item 8.01 Other Information

At the Annual Meeting, the Company’s stockholders elected three new director candidates, Rachelle B. Chong, Greg W. Cominos and Singleton B. McAllister, each of whom qualify as “independent” directors under the NASDAQ Stock Market’s listing standards, the rules and regulations of the SEC and the Charters adopted by each of the Board’s three standing Board Committees.   The Company’s stockholders also elected two continuing director candidates, Mark Hennessy and Paul Saleh, each of whom qualify as “independent” directors under the same standards.

At a meeting of the Company’s Board of Directors held immediately after the Annual Meeting, the Board of Directors appointed and confirmed the membership of each of the Board’s three standing Board Committees as follows:

Audit Committee:  T. Clark Akers (Chair), Greg W. Cominos and Paul Saleh.

Compensation Committee:  Mark Hennessy (Chair), T. Clark Akers, Singleton B. McAllister.

Nominating and Corporate Governance Committee:  Singleton B. McAllister (Chair), Rachelle B. Chong, Paul Saleh

Each of the three standing Board Committees are comprised of three directors who satisfy the “independence” and other requirements of the NASDAQ Stock Market, the rules and regulations of the SEC and the Charters adopted by the respective Board Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: August 7, 2018	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer